UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2024

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL	60053
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

          N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	LWAY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 14, 2024, at annual meeting of stockholders (the “Annual Meeting”) of Lifeway Foods, Inc. (the “Company”), we submitted three matters to a vote of securities holders. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The persons named as proxies on the proxy card voted in the manner indicated on the submitted proxy card and there was no solicitation of proxies in opposition to the nominees as listed in the proxy statement. All of the nominees were elected to the Board. Details of the voting are provided below:

Proposal 1:

To elect seven (7) members of the Company's Board of Directors to serve until the 2025 Annual Meeting of Shareholders (or until successors are elected and qualified).

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Juan Carlos Dalto	10,297,647	1,657,544	2,291	1,506,249
Jody Levy	11,620,531	334,680	2,271	1,506,249
Dorri McWhorter	11,586,373	368,835	2,274	1,506,249
Perfecto Sanchez	11,937,382	17,807	2,293	1,506,249
Jason Scher	11,448,138	507,038	2,306	1,506,249
Pol Sikar	11,898,425	56,816	2,241	1,506,249
Julie Smolyansky	11,934,772	20,454	2,256	1,506,249

Proposal 2:

To ratify Grant Thornton LLP as the Company’s independent auditor for fiscal year 2024.

FOR:	13,448,852
AGAINST:	4,173
ABSTAIN:	10,706
BROKER NON-VOTES:	0

Proposal 3:

To approve, by non-binding advisory vote, executive compensation.

FOR:	6,892,504
AGAINST:	4,772,202
ABSTAIN:	292,776
BROKER NON-VOTES:	1,506,249

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.
Dated: June 18, 2024	By:	/s/ Julie Smolyansky
Name: Julie Smolyansky
Title: Chief Executive Officer and Secretary

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